Exhibit 99.1

Alkermes®

IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on September 7, 2011.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/alks**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.

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	For	Against	Abstain
1. To adopt the Business Combination Agreement and Plan of Merger, dated as of May 9, 2011, by and among Elan Corporation, plc, Alkermes, Inc., Antler Science Two Limited, Antler Acquisition Corp. and certain other parties as described in the proxy statement/prospectus, pursuant to which Antler Acquisition Corp. will merge with and into Alkermes, Inc.	☐	☐	☐
2. To approve the creation of distributable reserves of Alkermes plc through a reduction of the share premium account of Alkermes plc (that was previously approved by the current shareholders of Alkermes plc) as described in the proxy statement/prospectus.	☐	☐	☐
3. To adjourn the Special Meeting to a later date or dates if necessary or appropriate, including for the purpose of permitting further solicitation of proxies.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 SPECIAL MEETING PROXY CARD — ALKERMES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON September 8, 2011 The undersigned shareholder of Alkermes, Inc. (the “Company” or “Alkermes”) acknowledges receipt of the Notice of Special Meeting of Alkermes Shareholders and the accompanying proxy statement/prospectus and, revoking any proxy or voting instructions previously given, hereby appoints James M. Frates and Iain M. Brown, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Special Meeting of Shareholders of the Company to be held at the offices of Alkermes, located at 852 Winter Street, Waltham, Massachusetts, 02451-1420, on September 8, 2011, at 10 a.m. Eastern Daylight Time and at any adjournment or postponement thereof, and to vote all such shares that the undersigned is entitled to vote at such Special Meeting or at any adjournment or postponement thereof, as stated on the reverse side. When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no instructions are specified, this proxy, if signed and dated, will be voted “FOR” Proposals 1, 2 and 3. If any other business is properly presented at the Special Meeting or any adjournment of the Special Meeting, this proxy will be voted by the named proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. Should the undersigned be present and elect to vote at the Special Meeting or any adjournment or postponement thereof and after notification in writing to the Secretary of the Company at the Special Meeting of the undersigned’s decision to terminate this proxy at any time before its exercise, then the power of such proxies shall be deemed terminated and of no further force and effect. (Continued and to be signed on the reverse side) If you vote by telephone or Internet, it is not necessary to return this proxy card. If you do not vote by telephone or Internet, please sign and date this proxy card on the reverse and return it in the enclosed postage-paid envelope.